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                                                                  EXHIBIT 3.28.1

                                                                          FORM 1


                            COMPANIES ACT OF BARBADOS
                                   (SECTION 5)


                            ARTICLES OF INCORPORATION


1.   NAME OF COMPANY                                                COMPANY NO:

     DeCrane International Sales, Inc.                              17952

2. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE COMPANY IS AUTHORIZED TO ISSUE

     The Company is authorized to issue an unlimited number of shares of one class designated as common shares.

3.   RESTRICTION IF ANY ON SHARE TRANSFERS

     See attached schedule

4.   NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

     There shall be a minimum of 2 and maximum of 8 directors.

5.   RESTRICTIONS IF ANY ON BUSINESS THE COMPANY MAY CARRY ON

     The company is not allowed to engage in any business activity, which would conflict with the provisions of the Barbados Foreign Sales Corporation Act Cap, 59C of the laws of Barbados.

6.   OTHER PROVISIONS IF ANY

     A) An invitation to the public to subscribe for shares or debentures of the Company is prohibited.

     B) The number of shareholders of the Company shall be limited to not more than 25

7.   INCORPORATORS                                          DATE  3 JANUARY 2000

     NAMES                    ADDRESS                        SIGNATURE

     Ikins D. Clarke         Hothersal Turning               /s/ Ikins D. Clarke
                             St. Michael, Barbados           -------------------



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                                                                          FORM 1


                            COMPANIES ACT OF BARBADOS
                                   (SECTION 5)


                      SCHEDULE TO ARTICLES OF INCORPORATION


1.   NAME OF COMPANY                                                 COMPANY NO:

     DeCrane International Sales, Inc.                               17952

3.   RESTRICTION IF ANY ON SHARE TRANSFERS

     The right to transfer shares of the Company shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Company without the previous express sanction of the holders of more than 50% of the common shares of the Company for the time being outstanding expressed by a resolution passed at a meeting of the shareholders or by an instrument or instruments in writing signed by the holders of more than 50% of such shares.

7.   INCORPORATORS                                         DATE  3 JANUARY 2000

     NAMES                    ADDRESS                        SIGNATURE

     Ikins D. Clarke         Hothersal Turning               /s/ Ikins D. Clarke
                             St. Michael, Barbados           -------------------


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